Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3  of our report dated March 24, 2017 relating to the financial statements, which appears in the Nabriva Therapeutics AG’s Annual Report on Form 10-K  for the year ended December 31, 2016.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Vienna, Austria July 28, 2017

/s/ PwC Wirtschaftsprüfung GmbH

Erdbergstrasse 200, 1030 Vienna, Austria

/s/ Alexandra Rester
Alexandra Rester
Austrian Certified Public Accountant